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                                                                   EXHIBIT 10.11

     THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED IN RIGHT OF PAYMENT TO THE OBLIGATIONS (AS DEFINED HEREIN) PURSUANT TO, AND TO THE EXTENT PROVIDED IN SECTION 2 HEREIN.

                                 PROMISSORY NOTE

$2,000,000                                                    November 24, 1998

     FOR VALUE RECEIVED, Fresh Enterprises, Inc., a California corporation ("Maker"), promises to pay to James Magglos, an individual resident in California ("Payee"), in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000), together with interest payable quarterly in arrears on the unpaid principal balance at an annual rate equal to 6.0%, in the manner provided below. Accrued interest charges hereunder shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Recapitalization Agreement, dated October 12, 1998, by and among Catterton-Simon Partners III, L.P., Grumman Hill Investments III, L.P., Oak Investment Partners VIII, L.P., Greg Dollarhyde, Louis A. Siracusa and the other Buyers named therein (collectively, the "Buyers") and Linda Magglos ("Ms. Magglos"), John Yonkich, Maker and Payee (as amended or modified from time to time, the "Recapitalization Agreement"), and is subject to the terms and conditions of the Recapitalization Agreement, which are, by this reference, incorporated herein and made a part hereof. Payee and Ms. Magglos are sometimes together referred to herein as the "Sellers." Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Recapitalization Agreement.

1.   PAYMENTS

1.1  PRINCIPAL AND INTEREST

     Five Hundred Thousand Dollars ($500,000) of the principal amount and accrued but unpaid interest thereon under this Note shall be due and payable on the date three years after the Closing Date (as defined in the Recapitalization Agreement) with the remaining principal amount and accrued but unpaid interest thereon due on the date four years after the Closing Date.

1.2  MANNER OF PAYMENT

     All payments of principal and interest on this Note shall be made by certified check at Westlake Village, California, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

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1.3  PREPAYMENT

     Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

2.   SUBORDINATION

2.1  AGREEMENT TO SUBORDINATE

     Payee and the Maker each agree that this Note is and shall be subordinated in right of payment to all Secured Debt of the Maker or any subsidiary of the Maker ("Subsidiary"), whether now or hereafter existing and, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy or insolvency proceeding, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, premiums, expenses or otherwise (such indebtedness being the "Obligations"). For the purposes of this Note, "Secured Debt" shall mean all indebtedness of the Maker and its Subsidiaries for which the Maker or any Subsidiary has granted a security interest, pledge, encumbrance or other lien in collateral, whether personal or real.

2.2  EVENTS OF SUBORDINATION

     In the event that any default under any Obligation shall have occurred and be continuing, then no payment shall be made by or on behalf of the Maker for or on account of this Note or any other indebtedness of the Maker being subordinated to payment of this Note, and the Payee shall not take or receive from the Maker, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the amount due on this Note, unless and until such default has been cured or waived.

2.3  RIGHT TO CURE OF INSTITUTIONAL LENDERS

     Payee shall not accelerate or seek any enforcement or collection action on this Note on account of any Event of Default of Maker without written notice to the representatives of Institutional Lenders of Maker and its Subsidiaries, or their designees, and first providing to such representatives or their designees the right to cure such default within 30 days from the date notice of default is delivered to such representatives or their designees. The term "Institutional Lenders" shall mean institutional lenders of the Maker or its Subsidiaries that are holders of any Obligations.

2.4  NO INVOLUNTARY BANKRUPTCY PETITION

     Notwithstanding the foregoing, so long as there are outstanding
Obligations owed to the Institutional Lenders, Payee shall not commence, or join with others in commencing, an involuntary bankruptcy or insolvency proceeding and shall not file, or join with others in filing,

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an involuntary petition seeking (a) liquidation, reorganization or other relief in respect of Maker or any Subsidiary or, in any such case, its debts, or a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Maker or any Subsidiary or for a substantial part of any of their respective assets.

2.5  BENEFITS OF SUBORDINATION

     The provisions of Sections 2.1 and 2.2 of this Note are made for the benefit of the holders of Obligations, whether now or hereafter existing. The provisions of Sections 2.3 and 2.4 of this Note are made for the benefit of the Institutional Lenders, whether now or hereafter existing.

3.   RIGHT TO OFFSET

     Pursuant to Section 8.3 of the Recapitalization Agreement, Buyers are given the right to offset any amounts owed to them by the Sellers against amounts due to Payee hereunder. Reference is hereby made to the Recapitalization Agreement for a description of the nature and extent of the Buyers' offset rights thereunder with respect to this Note.

4.   DEFAULTS

4.1  EVENTS OF DEFAULT

     The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

     (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five (5) days after Payee notifies Maker therein writing.

     (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; or (iii) consent to the appointment of a trustee, receiver, assignee or liquidator.

4.2  NOTICE BY MAKER

     Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

4.3  REMEDIES

     Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance.

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5.   MISCELLANEOUS

5.1  WAIVER

     No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

5.2  NOTICES

     All notices, requests, demands and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g, Federal Express); and upon receipt,
                                       - -
if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Maker, addressed to:

                  Fresh Enterprises, Inc.
                  850 Hampshire Road, Suite S
                  Westlake Village, CA 91361
                  Attn: President
                  Telephone: (805) 381-1681

     If to Payee, addressed to:

                  James Magglos
                  6921 Solano Verde Drive
                  Telephone: (805)386-1213

     If to the representatives of the Institutional Lenders, addressed to:

                  Imperial Bank
                  9920 South La Cienega Boulevard
                  8th Floor
                  Inglewood, California 90301
                  Telephone: (617) 521-9400.

     or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

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5.3  SEVERABILITY

     If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.4  GOVERNING LAW

     This Note will be governed by the laws of the State of California without regard to conflicts of laws principles.

5.5  PARTIES IN INTEREST

     This Note shall not be assigned, conveyed, pledged, hypothecated, discounted or otherwise transferred or disposed of by Payee.

5.6  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

     All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

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     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

FRESH ENTERPRISES, INC.

By         /s/ Greg Dollarhyde
     ------------------------------
     Name:    Greg Dollarhyde
     Title:   President and Chief Executive
              Officer

By         /s/ Frank M. Vest, Jr.
     ------------------------------
     Name:    Frank M. Vest, Jr.
     Title:   Secretary



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